Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EZCORP, Inc.
Rollingwood, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-202627), Form S-8 (No. 333-291141), Form S-8 (No. 333-282908), Form S-8 (No. 333-275304), Form S-8 (No. 333-267814), Form S-8 (333-266551), Form S-8 (333-263308) of EZCORP, Inc. of our reports dated November 13, 2025, relating to the consolidated financial statements, and the effectiveness of EZCORP, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Dallas, Texas

November 13, 2025